1100 Cassatt Road
Berwyn, PA 19312
Phone: 610•651•5900
Fax: 610•993•2683

For Immediate Release
March 15, 2005

TRITON PCS REPORTS 4th QUARTER AND FULL-YEAR 2004 RESULTS
Company Posts Full-Year Adjusted EBITDA of $208.3 Million,
Completes Transaction With Cingular and AT&T Wireless in Fourth Quarter

BERWYN, Pa., March 15 – Triton PCS Holdings, Inc. (NYSE: TPC) today reported full-year Adjusted EBITDA of $208.3 million and net cash provided by operating activities of $85.2 million. Fourth-quarter Adjusted EBITDA was $43.9 million and net cash provided by operating activities for the quarter was $12.8 million. The company ended the year with 951,745 subscribers.

On December 1, 2004, Triton PCS completed its exchange of properties with Cingular Wireless and AT&T Wireless. In this transaction, Triton PCS received former AT&T Wireless network assets and customers in North Carolina, Puerto Rico and the U.S. Virgin Islands in exchange for Triton PCS network assets and customers in Virginia.

“With the Cingular and AT&T Wireless transaction completed, we are moving aggressively to transition former AT&T Wireless subscribers to our systems,” said Michael E. Kalogris, Triton PCS chairman and chief executive officer. “However, our fourth-quarter results reflected continued confusion in the marketplace, which resulted in fewer subscribers at the end of the year than we expected. Additionally, the longer time frame for transitioning subscribers and integrating our new networks means we won’t realize projected synergies this year. The combination of these factors will result in 2005 Adjusted EBITDA being significantly lower than previously thought.”

Kalogris said, “We remain optimistic with our long-term subscriber growth prospects. We recently introduced the brand in the new North Carolina markets and re-launched the SunCom brand in our legacy and Puerto Rican markets with a major marketing and branding initiative. We are encouraged by the early results from this campaign, which show a rebound in sales while our subscriber communication programs appear to be affecting churn positively.

Kalogris said, “Triton PCS continues to have a strong liquidity position with $503.1 million of cash and short-term investments at the end of 2004, providing us with operational flexibility as we focus on completing the integration of acquired operations and building our subscriber base.”

Recent Events:

Spectrum Auctions – In February 2005, Lafayette Communications, in which Triton PCS holds a 39% interest, successfully bid on 10 MHz of spectrum in Hickory, North Carolina, for approximately $385,000. Together, Triton and Lafayette Communications have 30 MHz of spectrum in this market.

Loan Facility – In November 2004, Triton PCS closed on a $250 million senior secured five-year term loan facility. At the same time, we cancelled our $100 million senior revolving credit facility.

Financial Highlights (Refer to Schedule 1 for Reconciliation of Non-GAAP Financial Measures):

•	Adjusted EBITDA in the fourth quarter was $43.9 million, compared with $46.6 million a year earlier. Net cash from operating activities in the quarter was $12.8 million, compared with $8.8 million a year earlier. Adjusted EBITDA margin in the fourth quarter was 24.4% versus 25.1% in the fourth quarter of 2003. For the full year, Adjusted EBITDA was $208.3 million, compared with $222.7 million in 2003. Net cash from operating activities in the year was $85.2 million, compared with $136.8 million a year earlier. Adjusted EBITDA margin for 2004 was 27.8% versus 29.4% for 2003.

•	Fourth-quarter total revenue was $195.5 million, compared with $201.5 million a year earlier. Service revenue in the quarter was $149.8 million versus $150.3 million in the third quarter of 2004 and $147.2 million in the fourth quarter of 2003. Roaming revenue in the fourth quarter declined to $29.9 million from $38.5 million in the year-earlier period, primarily as a result of the new roaming agreement with Cingular that took effect October 26, 2004.

•	For the full year, total revenue was $818.2 million, compared with $810.1 million in 2003. Service revenue for the full year was $603.2 million, versus $576.4 million the previous year, while roaming revenue was $146.0 million in the recent year, compared with $180.3 million in 2003.

•	Average revenue per user (ARPU) was $54.66 in the fourth quarter, versus $55.32 in the third quarter of 2004 and $55.73 in the fourth quarter of 2003.

•	The company ended 2004 with 951,745 subscribers, which includes a net gain of 71,430 subscribers from the Cingular transaction (see Schedule 2 for a reconciliation of subscribers for this transaction). Churn in the fourth quarter was 3.2%, reflecting the confusion in the marketplace, compared with 2.6% in the fourth quarter of 2003.

•	Cash costs per user in the fourth quarter were $37.66, compared with $38.50 a year earlier.

•	Capital expenditures in the fourth quarter were $21.5 million; full-year capital expenditures were $77.8 million.

•	The company ended 2004 with $503.1 million of cash and short term investments, which includes $175.0 million received from Cingular as part of the exchange transaction as well as $250.0 million from a senior secured term loan.

•	In the fourth quarter, the Company recognized an $848.5 million gain available to common stockholders related to the various transactions with Cingular and AT&T Wireless. Of this amount, $663.1 million stemmed from the consummation of the Exchange Agreement, $171.9 million related to the terminations of the Stockholders’ Agreement and roaming agreement with AT&T Wireless, and $13.5 related to the exchange of FCC licenses with Cingular Wireless.

Triton PCS is a wireless phone service provider based in Berwyn, Pennsylvania. Triton PCS is licensed to provide digital wireless communications services in an area covering 14.3 million POPs in the Southeastern United States and 4.0 million POPs in Puerto Rico and the U.S. Virgin Islands.

For more information on Triton PCS and its products and services, visit the company’s websites at: www.tritonpcs.com and www.suncom.com.

Statements in this press release regarding Triton PCS’s business that are not historical facts may be “forward-looking statements.” Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Triton PCS files from time to time with the U.S. Securities and Exchange Commission.

Contact:
Steve Somers, CFA
Director of Investor Relations
610-722-4449
ssomers@tritonpcs.com

TRITON PCS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands, except share data)

	Three Months Ended		The Years Ended
	December 31,		December 31,
	2003	2004	2003	2004
Revenues:
Service	$147,188	$149,848	$576,359	$603,242
Roaming	38,492	29,872	180,314	145,999
Equipment	15,820	15,788	53,426	68,959

Total revenues	201,500	195,508	810,099	818,200
Expenses:
Cost of service (excluding the below amortization, excluding depreciation of $33,352 and $34,019 for the three months ended December 31, 2003 and 2004, respectively, and $131,968 and $147,895 for the years ended December 31, 2003 and 2004, respectively, and excluding non-cash compensation of $693 and $233 for the three months ended December 31, 2003 and 2004, respectively, and $3,300 and $2,181 for the years ended December 31, 2003 and 2004, respectively)	61,081	58,328	244,226	244,360
Cost of equipment	31,949	28,674	104,630	122,880
Selling, general and administrative (excluding depreciation of $4,328 and $2,711 for the three months ended December 31, 2003 and 2004, respectively, and $16,826 and $13,313 for the years ended December 31, 2003 and 2004, respectively, and excluding non-cash compensation of $4,482 and $3,314 for the three months ended December 31, 2003 and 2004, respectively, and $25,510 and $17,784 for the years ended December 31, 2003 and 2004, respectively)	61,803	64,632	235,797	242,630
Termination benefits and other related charges	60	—	2,731	—
Non-cash compensation	5,175	3,547	28,810	19,965
Depreciation and asset disposal	37,680	36,730	148,794	161,208
Amortization	1,069	6,071	4,300	13,162

Income (loss) from operations	2,683	(2,474)	40,811	13,995
Interest expense	(32,197)	(34,750)	(141,210)	(128,627)
Other expense	—	(3,040)	(2,898)	(3,092)
Debt extinguishment costs	(53)	—	(41,171)	—
Interest and other income	493	2,018	2,285	2,937
Other gain	—	814,386	—	814,386

Income (loss) before taxes	(29,074)	776,140	(142,183)	699,599
Income tax provision	(2,153)	(6,737)	(11,907)	(17,072)

Net income (loss)	(31,227)	769,403	(154,090)	682,527
Accretion of preferred stock	(3,450)	(1,057)	(13,298)	(11,938)
Redemption of preferred stock	—	34,161	—	34,161

Net income (loss) applicable to common stockholders	($34,677)	$802,507	($167,388)	$704,750

Other comprehensive income (loss), net of tax:
Unrealized gain on derivative instruments	—	—	1,429	—
Plus: reclassification adjustment for previous unrealized losses	—	—	4,030	—

Comprehensive income (loss) applicable to common stockholders	($34,677)	$802,507	($161,929)	$704,750

Net income (loss) applicable to common stockholders per common share (basic)	($0.52)	$11.85	($2.52)	$10.47	(A)

Net income (loss) applicable to common stockholders per common share (diluted)	($0.52)	$9.86	($2.52)	$7.07

Weighted average common shares outstanding (basic)	66,727,190	67,695,534	66,529,610	67,323,095

Weighted average common shares outstanding (diluted)	66,727,190	81,467,934	66,529,610	101,407,414

     (A) As a result of the significant gains incurred on our transactions with Cingular Wireless and AT&T Wireless in the fourth quarter of 2004, the sum of basic earnings per share for the four quarters of 2004 is less than basic earnings per share calculated for the year then ended. If this gain of $848.5 million had not been recorded in the fourth quarter of 2004, our basic loss per share would have been ($0.68) and ($2.14) for the quarter and year ending December 31, 2004, respectively.

Triton PCS Holdings, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	December 31,	December 31,
	2003	2004
ASSETS:
Current assets:
Cash and cash equivalents	$3,366	$10,509
Short-term investments	102,600	492,600
Accounts receivable, net of allowance for doubtful accounts of $3,839 and $7,585, respectively	62,939	79,290
Accounts receivable – roaming partners	19,378	18,348
Inventory, net	24,344	18,216
Prepaid expenses	10,980	11,611
Other current assets	6,552	13,029

Total current assets	230,159	643,603

Long term assets:
Property and equipment, net	788,870	814,127
Intangible assets, net	488,883	984,052
Other long-term assets	11,379	5,180

Total assets	$1,519,291	$2,446,962

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$67,462	$85,896
Accrued liabilities	73,641	81,997
Current portion of long term debt	1,444	3,484
Other current liabilities	35,709	23,984

Total current liabilities	178,256	195,361
Long-term debt:
Capital lease obligations	909	269
Senior secured term loan	—	247,500
Senior notes	710,205	712,055

Senior long-term debt	711,114	959,824
Subordinated notes	732,674	728,494

Total long-term debt	1,443,788	1,688,318
Deferred income taxes, net	45,956	136,937
Deferred revenue	2,663	659
Fair value of derivative instruments	846	—
Deferred gain on sale of property and equipment	25,882	19,099
Other	1,850	2,013

Total liabilities	1,699,241	2,042,387

Commitments and contingencies	—	—
Non-controlling interest – variable interest entity	—	116
Series A Redeemable Convertible Preferred Stock, $0.01 par value, 1,000,000 shares authorized as of December 31, 2003 and no shares authorized as of December 31, 2004; 786,253 shares issued and outstanding as of December 31, 2003, including accreted dividends and no shares issued or outstanding as of December 31, 2004	140,301	—

Stockholders’ equity (deficit)
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2003 and December 31, 2004	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2003 and December 31, 2004	—	—
Series D Convertible Preferred Stock, $0.01 par value, 16,000,000 shares authorized as of December 31, 2003 and no shares authorized as of December 31, 2004; 543,683 shares issued and outstanding as of December 31, 2003 and no shares issued or outstanding as of December 31, 2004	5	—
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 61,315,511 shares issued and 60,865,217 shares outstanding as of December 31, 2003 and 62,907,433 shares issued and 61,933,556 shares outstanding as of December 31, 2004	609	619
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of December 31, 2003 and December 31, 2004	79	79
Additional paid-in capital	591,376	613,600
Accumulated deficit	(876,165)	(193,638)
Common stock held in trust	—	(94)
Deferred compensation	(34,780)	(14,732)
Class A common stock held in treasury, at cost (450,294 and 973,877 shares, respectively)	(1,375)	(1,375)

Total stockholders’ equity (deficit)	(320,251)	404,459

Total liabilities and stockholders’ equity (deficit)	$1,519,291	$2,446,962

TRITON PCS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Years Ended December 31,
	2003	2004
Cash flows from operating activities:
Net income (loss)	($154,090)	$682,527
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of effects from acquisitions and divestitures:
Depreciation and amortization	153,094	174,370
Accretion of interest	21,662	3,459
Loss on equity investment	875	—
Bad debt expense	8,530	7,761
Non-cash compensation	28,810	19,965
Deferred income taxes	10,347	(5,235)
(Gain) loss on debt extinguishment	41,171	(468)
Other non-operating gains	—	(814,386)
Loss on derivative instruments	2,023	3,092

Change in operating assets and liabilities:
Accounts receivable	403	(5,208)
Inventory	4,166	5,332
Prepaid expenses and other current assets	(2,709)	(2,713)
Intangible and other assets	(3,489)	3,867
Accounts payable	15,079	1,875
Accrued payroll and liabilities	5,369	14,612
Deferred revenue	1,669	(508)
Accrued interest	2,633	304
Other liabilities	1,256	(3,473)

Net cash provided by operating activities	136,799	85,173

Cash flows from investing activities:
Purchase of available for sale securities	(675,200)	(845,600)
Proceeds from sale of available for sale securities	770,917	455,600
Capital expenditures	(145,874)	(77,795)
Net investment in and advances to non-consolidated entity	(875)	—
Repayments from non-consolidated entity	58	—
Proceeds from exchange of FCC licenses	—	4,698
Deposits on FCC licenses	—	(6,937)
Acquisition of FCC licenses	(28,413)	(2,161)
Proceeds from asset exchange	—	176,000
Payment of direct costs on business transactions	—	(8,827)
Other	738	252

Net cash used in investing activities	(78,649)	(304,770)

Cash flows from financing activities:
Proceeds from issuance of debt, net of discount	710,500	—
Borrowings under senior secured term loan	—	250,000
Payments under senior secured credit facility	(207,961)	—
Payments of subordinated debt	(511,989)	(4,463)
Payment of debt extinguishment costs	(31,342)	(10)
Change in bank overdraft	(3,171)	(9,212)
Payment of deferred financing costs	(2,680)	(4,947)
Extinguishment of interest rate swaps	(20,383)	(3,092)
Principal payments under capital lease obligations	(1,948)	(1,536)
Other	57	—

Net cash (used in) provided by financing activities	(68,917)	226,740

Net (decrease) increase in cash and cash equivalents	(10,767)	7,143
Cash and cash equivalents, beginning of period	14,133	3,366

Cash and cash equivalents, end of period	$3,366	$10,509

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows, or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended December 31,		Years Ended December 31,
Adjusted EBITDA	2003	2004	2003	2004
	(Dollars in thousands)
Net cash provided by operating activities	$8,833	$12,782	$136,799	$85,173
Change in operating assets and liabilities	8,649	(19,786)	(24,377)	(14,088)
Deferred income taxes	(1,878)	14,314	(10,347)	5,235
Interest expense	32,197	34,750	141,210	128,627
Accretion of interest	(790)	(917)	(21,662)	(3,459)
Interest and other income	(493)	(1,550)	(2,285)	(2,469)
Bad debt expense	(2,064)	(2,404)	(8,530)	(7,761)
Other expense	—	(52)	—	—
Income tax expense	2,153	6,737	11,907	17,072

Adjusted EBITDA	$46,607	$43,874	$222,715	$208,330

The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by operating activities. Adjusted EBITDA can also be calculated as net income (loss) plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was not indicative of our ongoing cash flows from operations), other gain (which was exclusively non-cash), non-cash compensation and debt extinguishment costs (which was not indicative of our ongoing cash flows from operations). We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of service and roaming revenue, which revenue amounts are determined in accordance with GAAP and presented on the face of our consolidated financial statements. We utilize Adjusted EBITDA margin as a measure of operating efficiency.

	Three Months Ended December 31,		Years Ended December 31,
Average revenue per user (ARPU)	2003	2004	2003	2004
	(Dollars in thousands, except ARPU)
Service revenue	$147,188	$149,848	$576,359	$603,242
Subscriber retention credits	1,511	545	7,512	3,431
Revenue not generated by wireless subscribers	—	(1,000)	—	(1,000)

Adjusted service revenue	$148,699	$149,393	$583,871	$605,673
Average subscribers	889,456	911,063	872,250	911,826
ARPU	$55.73	$54.66	$55.78	$55.35

We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for year to date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period. As a result of the acquisition and divestiture of subscribers related to the exchange transaction during the fourth quarter of 2004, average subscribers for this quarter was calculated by summing the average subscribers for each month in the quarter and dividing by three.

	Three Months Ended
	December 31,		Years Ended December 31,
CCPU and CPGA	2003	2004	2003	2004
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$61,081	$58,328	$244,226	$244,360
General and administrative expense	34,085	38,545	134,840	146,265
Total cost of equipment – transactions with existing subscribers	11,309	11,132	30,321	43,799

CCPU operating expenses	106,475	108,005	409,387	434,424

Selling expense (1)	27,718	26,087	100,957	96,365
Total cost of equipment – transactions with new subscribers (1)	20,640	17,542	74,309	79,081

CPGA operating expenses	48,358	43,629	175,266	175,446

Termination benefits and other related charges	60	—	2,731	—
Non-cash compensation	5,175	3,547	28,810	19,965
Depreciation and asset disposal	37,680	36,730	148,794	161,208
Amortization	1,069	6,071	4,300	13,162

Total operating expenses	$198,817	$197,982	$769,288	$804,205

CCPU operating expenses (from above)	$106,475	$108,005	$409,387	$434,424
Equipment revenue – transactions with existing subscribers	(3,731)	(5,081)	(12,214)	(20,070)

CCPU costs, net	$102,744	$102,924	$397,173	$414,354
Average subscribers	889,456	911,063	872,250	911,826
CCPU	$38.50	$37.66	$37.95	$37.87

CPGA operating expenses (from above)	$48,358	$43,629	$175,266	$175,446
Equipment revenue – transactions with new subscribers	(12,089)	(10,707)	(41,212)	(48,889)

CPGA costs, net	$36,269	$32,922	$134,054	$126,557

Gross subscriber additions	79,511	68,158	306,600	291,916
CPGA	$456	$483	$437	$434

We believe CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation, termination benefits and related charges and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation and asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. Termination benefits and related charges are also excluded from CCPU, as these expenses are non-recurring and not indicative of ongoing operations. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with accounting principles generally accepted in the United States.

We believe CPGA is a useful measure that quantifies the incremental costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
EXCHANGE TRANSACTION SUBSCRIBER RECONCILIATION

	December 1, 2004	December 31, 2004
Triton subscribers prior to exchange transaction	880,575
Less: Triton Virginia subscribers divested	(379,589)

Triton Legacy subscribers	500,986	499,610
Add: North Carolina subscribers	211,439	210,918

Total Triton New Southeast subscribers	712,425	710,528

Add: Puerto Rico subscribers	239,580	241,217

Total New Triton subscribers	952,005	951,745

Total acquired subscribers	451,019
Total divested subscribers	(379,589)

Net subscriber change	71,430